Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports Third Quarter 2020 Financial Results

- Exceptional Revenue and Profit Growth -
- High Utilization and Expense Control Drive Significant Operating Leverage -
- Raising Full Year 2020 Guidance -
- Backlog and Recurring Revenue Provide Visibility to Strong 2021 -

Third Quarter 2020 Financial Highlights:
•Revenues of $282.5 million, up 33% compared to last year
•Net Income of $20.0 million and GAAP EPS of $0.41
•Adjusted EBITDA of $36.8 million, up 54%
•Non-GAAP EPS of $0.38, up 111%

FRAMINGHAM, MA – November 2, 2020 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended September 30, 2020. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“Third quarter results marked another quarter of great revenue and profit performance driven by continued execution across the Ameresco platform. We grew our backlog due to our independent approach to integrating advanced technologies, including efficiency and renewable solutions. We have also used this growth, together with spending discipline, to gain significant operating leverage. These results demonstrate how well Ameresco is positioned and recognized as the industry leading provider of complete Distributed Energy Resources (DER) projects along with innovative and flexible financing solutions.”

“Improved site access combined with efficient execution led by our Federal Solutions Group contributed to the exceptional revenue performance. While we continue to prioritize project execution, we were pleased to see sequential growth resume in both our contracted and awarded backlogs. Business development activities contributed to continued long-term visibility, maintaining stability in our recurring revenue backlog and increasing energy assets in development. We also continued to focus on cash collections and other liquidity enhancement programs.”

“During the quarter Frost & Sullivan recognized Ameresco with the 2020 Global Company of the Year Award in the Distributed Energy Resources market. By remaining technology agnostic and innovation-driven, Ameresco continues to deliver cutting-edge efficiency and renewable energy solutions that deliver strong results to our customers” concluded George P. Sakellaris, President and Chief Executive Officer.”

Third Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Revenues increased 33% to $282.5 million, compared to $212.0 million driven primarily by a very strong quarter in the Federal Solutions Group with our recurring revenue businesses performing as expected. Our project teams worked hard to pull in and execute our contracted backlog given uncertainties around COVID-19 and future job site access. Gross margin of 18.2% was in line with this year's previous quarters, operating income increased to $24.5 million and operating margin was 8.7%. Operating income growth significantly exceeded revenue growth as a result of continued expense controls, higher utilization and the leverage inherent in our scalable business model. Net income increased 126% to $20.0 million compared to $8.9 million. Adjusted EBITDA, a non-GAAP financial measure, increased 54% to $36.8 million, from $23.9 million. EPS was $0.41 compared to $0.19, and non-GAAP EPS was $0.38 compared to $0.18, an increase of 111%.

Project Backlog and Awards
Total project backlog at September 30, 2020 remained strong at $2.2 billion and was comprised of:

•$1.0 billion in contracted backlog representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next one to three years, on average; and
•$1.2 billion of awarded projects representing projects in development for which we do not have signed customer contracts.

Third Quarter Project Highlights:

•Three design-build/build contract awards for the Navy totaling $60 million for construction repair and restoration upgrades at buildings and roads on Marine Corps Air Station (MCAS) Cherry Point.
•A $14.3 million contract award to implement renewable energy installation and facility energy improvements including solar carport installations on Joint Base Pearl Harbor Hickam.
•An $8.3 million utility energy services contract (UESC) award by Oklahoma Gas & Electric to implement modernization and energy efficiency upgrades for GSA federal buildings in Oklahoma.
•An automatic metering infrastructure (AMI) project with the City of Gatesville, Texas, to replace over 3,600 city water meters. Over a 15-year time period, the project is expected to provide over $860,000 in meter reading costs savings along with the potential capture of over $1.5 million in lost and unaccounted for water and sewer revenues.
•The second phase of an energy and water efficiency project on behalf of the Lowell Housing Authority (LHA). This phase-two project extends the term of an energy services agreement originally signed between Ameresco and LHA in 2007 and will benefit more than 1,500 households across eight multifamily properties in the City of Lowell, Massachusetts.
•An AMI project with Woodlands Water to install 34,000 meters across its service area in Montgomery County, Texas. This AMI project will optimize the operations of Woodlands Water by creating a more efficient and effective water distribution system, while enhancing transparency for customers into water consumption and their monthly bills.
•A $36 million UESC award at Fort Bragg in partnership with Duke Energy including a 1.1 MW floating PV system and a 2 MW battery energy storage system. Ameresco will also implement improvements to the boiler system, HVAC systems and lighting systems, as well as water conservation systems. In year one of the performance period, the contract will result in utility cost savings for the Army of over $2 million, a reduction in site energy use of 7% and a site water use reduction of 20%.
•A large-scale municipal streetlight energy conservation project with the City of Lawrence, Massachusetts. Self-funded by an energy savings performance contract (“ESPC”), this project comes at no upfront cost to the City and will involve replacing more than 3,800 lighting fixtures with new energy efficient light emitting diodes (“LED’s”) and will create over $12 million in cost savings over the contract term.

Ameresco Asset Metrics
Total operating assets were 269 MWe; assets in development were 322 MWe
•$915 million of estimated contracted revenue and incentives during PPA period
•13-year weighted average PPA remaining

Third Quarter Asset Highlights:
•4 MWe placed into operations
•Gross 13 MWe added to the in-development pipeline

Contracted O&M Backlog
Total O&M backlog of $1.1 billion increased 23% Y/Y
•16-year weighted average lifetime

Recent Event
On October 2, 2020, the staff of the United States Securities and Exchange Commission (SEC) requested that we provide information with respect to the timing of our revenue recognition for our software-as-a-service business during the period January 1, 2014 through September 30, 2020. During this period, our software-as-a-service revenue averaged no more than $8 million per year. We are fully cooperating with the SEC; and the Audit Committee of our Board of Directors is overseeing a review by our outside counsel of our software-as-a-service revenue recognition, including review procedures with respect to the revenue recognized during the period from 2018 to the present. The review to date has not identified material misstatements of our financial results.

Summary and Outlook
Given our strong year-to-date results, along with visibility from our project backlog and recurring revenue streams, we are raising our full year 2020 guidance. We now expect revenues of $960 million to $1 billion, Adjusted EBITDA of $107 million to $115 million, and non-GAAP EPS of $0.94 to $1.00, representing year-over-year growth of 13%, 22% and 17%, respectively, at the midpoint.

This guidance adjustment assumes we will have the same level of access to our work sites, and does not account for discrete items. Our results are variable from quarter to quarter, and importantly 2019 Q4 results were exceptionally strong due to contract timing.

“As Ameresco enters 2021, our customers will face more challenges than ever given the long-term budgetary impacts of the COVID-19 pandemic. Meanwhile we are also seeing the push for low to no carbon energy solutions and the rapidly evolving field of new distributed energy resources. Ameresco is uniquely positioned to address these opportunities with our flexible financial solutions which allow for no up-front capital investment, our customer centric approach to delivering the best advanced technology solutions and our globally recognized industry leading experts. These factors, combined with our substantial backlog, give us confidence that we are very well positioned to have another year of substantial growth in 2021.” Mr. Sakellaris concluded.

The Company’s guidance excludes the impact of any non-controlling interest activity, one-time charges, asset impairment charges, restructuring activities, as well as any related tax impact.

FY 2020 Guidance
Revenue	$960 million	$1 billion
Gross Margin	18%	19%
Adjusted EBITDA	$107 million	$115 million
Interest Expense & Other	$17 million	$19 million
Effective Tax Rate	6%	10%
Non-GAAP EPS	$0.94	$1.00

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:
•U.S. Participants: Dial 1-877-359-9508 (Access Code: 8769918)
•International Participants: Dial 1-224-357-2393 (Access Code: 8769918)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on March 4, 2020, and in our Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission on May 5, 2020. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on our financial condition, results of operations, cash flows and performance and the global economy and financial markets. The extent to which COVID-19 impacts us, suppliers, customers, employees and supply chains will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in our Annual Report and Quarterly Report as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,351	$33,223
Restricted cash	15,598	20,006
Accounts receivable, net	121,672	95,863
Accounts receivable retainage, net	24,359	16,976
Costs and estimated earnings in excess of billings	179,909	202,243
Inventory, net	9,081	9,236
Prepaid expenses and other current assets	34,775	29,424
Income tax receivable	10,263	5,033
Project development costs	15,571	13,188
Total current assets	456,579	425,192
Federal ESPC receivable	330,607	230,616
Property and equipment, net	9,545	10,104
Energy assets, net	670,139	579,461
Goodwill	58,172	58,414
Intangible assets, net	1,072	1,614
Operating lease assets	36,336	32,791
Other assets	22,247	35,821
Total assets	$1,584,697	$1,374,013

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and financing lease liabilities	$61,521	$69,969
Accounts payable	205,536	202,416
Accrued expenses and other current liabilities	30,059	31,356
Current portion of operating lease liabilities	6,010	5,802
Billings in excess of cost and estimated earnings	35,320	26,618
Income taxes payable	221	486
Total current liabilities	338,667	336,647
Long-term debt and financing lease liabilities, net of current portion and deferred financing fees	278,127	266,181
Federal ESPC liabilities	385,386	245,037
Deferred income taxes, net	3,994	115
Deferred grant income	7,007	6,885
Long-term portions of operating lease liabilities, net of current	32,509	29,101
Other liabilities	39,529	29,575
Redeemable non-controlling interests, net	36,421	31,616

	September 30,	December 31,
	2020	2019
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2020 and December 31, 2019	$—	$—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 31,967,870 shares issued and 29,866,075 shares outstanding at September 30, 2020, 31,331,345 shares issued and 29,230,005 shares outstanding at December 31, 2019	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2020 and December 31, 2019	2	2
Additional paid-in capital	141,599	133,688
Retained earnings	344,936	314,459
Accumulated other comprehensive loss, net	(11,695)	(7,514)
Treasury stock, at cost, 2,101,795 shares at September 30, 2020 and 2,101,340 shares at December 31, 2019	(11,788)	(11,782)
Total stockholders’ equity	463,057	428,856
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,584,697	$1,374,013

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues	$282,507	$212,026	$717,956	$560,321
Cost of revenues	231,133	167,333	588,628	439,857
Gross profit	51,374	44,693	129,328	120,464
Selling, general and administrative expenses	26,859	31,231	82,403	87,396
Operating income	24,515	13,462	46,925	33,068
Other expenses, net	3,726	4,192	13,167	11,359
Income before income taxes	20,789	9,270	33,758	21,709
Income tax provision	3,100	939	597	2,000
Net income	17,689	8,331	33,161	19,709
Net loss (income) attributable to redeemable non-controlling interests	2,313	539	(2,593)	2,524
Net income attributable to common shareholders	$20,002	$8,870	$30,568	$22,233
Net income per share attributable to common shareholders:
Basic	$0.42	$0.19	$0.64	$0.48
Diluted	$0.41	$0.19	$0.62	$0.47
Weighted average common shares outstanding:
Basic	47,788	46,555	47,597	46,413
Diluted	49,101	47,693	48,785	47,675

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$33,161	$19,709
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	28,496	26,338
Depreciation of property and equipment	2,492	2,115
Amortization of debt discount and deferred financing fees	1,849	1,734
Amortization of intangible assets	528	681
Accretion of ARO and contingent consideration	64	98
Recoveries of bad debts	(1,089)	(134)
Loss on disposal / impairment of long-lived assets	2,146	—
Gain on deconsolidation of VIE	—	(2,160)
Net loss (gain) from derivatives	971	(1,072)
Stock-based compensation expense	1,380	1,195
Deferred income taxes	5,146	152
Unrealized foreign exchange (gain) loss	(43)	149
Changes in operating assets and liabilities:
Accounts receivable	(21,178)	(4,468)
Accounts receivable retainage	(7,422)	(3,079)
Federal ESPC receivable	(160,231)	(110,374)
Inventory, net	155	(2,137)
Costs and estimated earnings in excess of billings	24,824	(23,130)
Prepaid expenses and other current assets	3,916	(11,084)
Project development costs	(2,557)	(5,641)
Other assets	1,050	(698)
Accounts payable, accrued expenses and other current liabilities	(2,942)	(8,931)
Billings in excess of cost and estimated earnings	9,019	(952)
Other liabilities	1,972	(1,602)
Income taxes payable	(5,496)	2,566
Cash flows from operating activities	(83,789)	(120,725)
Cash flows from investing activities:
Purchases of property and equipment	(1,968)	(6,188)
Purchases of energy assets, net of grant proceeds	(125,504)	(72,140)
Acquisitions, net of cash received	—	(1,279)
Contributions to equity investment	(130)	(323)
Cash flows from investing activities	(127,602)	(79,930)
Cash flows from financing activities:
Payments of financing fees	(3,955)	(541)
Proceeds from exercises of options and ESPP	6,531	5,265
Repurchase of common stock	(6)	(139)
Proceeds from senior secured credit facility, net	6,000	41,343
Proceeds from long-term debt financings	40,604	7,614
Proceeds from Federal ESPC projects	194,586	115,556
Proceeds for energy assets from Federal ESPC	1,435	1,639
Proceeds from investments by redeemable non-controlling interests, net	2,854	20,173
Payments on long-term debt	(42,550)	(18,033)
Cash flows from financing activities	205,499	172,877
Effect of exchange rate changes on cash	(465)	249
Net decrease in cash, cash equivalents, and restricted cash	(6,357)	(27,529)
Cash, cash equivalents, and restricted cash, beginning of period	77,264	97,913
Cash, cash equivalents, and restricted cash, end of period	$70,907	$70,384

Non-GAAP Financial Measures (In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Adjusted EBITDA:
Net income attributable to common shareholders	$20,002	$8,870	$30,568	$22,233
Impact from redeemable non-controlling interests	(2,313)	(539)	2,593	(2,524)
Plus: Income tax provision	3,100	939	597	2,000
Plus: Other expenses, net	3,726	4,192	13,167	11,359
Plus: Depreciation and amortization	10,552	9,831	31,516	29,134
Plus: Stock-based compensation	521	413	1,380	1,195
Plus: Energy asset impairment	1,028	—	1,028	—
Plus: Restructuring and other charges	160	169	1,310	410
Less: Gain on deconsolidation of VIE	—	—	—	(2,160)
Adjusted EBITDA	$36,776	$23,875	$82,159	$61,647
Adjusted EBITDA margin	13.0%	11.3%	11.4%	11.0%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$20,002	$8,870	$30,568	$22,233
Adjustment for accretion of tax equity financing fees	(91)	—	(91)	—
Impact from redeemable non-controlling interests	(2,313)	(539)	2,593	(2,524)
Plus: Energy asset impairment	1,028	—	1,028	—
Plus: Restructuring and other charges	160	169	1,310	410
Less: Gain on deconsolidation of VIE	—	—	—	(2,160)
Less: Income tax effect of non-GAAP adjustments	(309)	—	(608)	—
Non-GAAP net income	$18,477	$8,500	$34,800	$17,959

Diluted net income per common share	$0.41	$0.19	$0.62	$0.47
Effect of adjustments to net income	(0.03)	(0.01)	0.09	(0.09)
Non-GAAP EPS	$0.38	$0.18	$0.71	$0.38

Adjusted cash from operations:
Cash flows from operating activities	$(10,195)	$(11,471)	$(83,789)	$(120,725)
Plus: proceeds from Federal ESPC projects	60,988	32,769	194,586	115,556
Adjusted cash from operations	$50,793	$21,298	$110,797	$(5,169)

	As of September 30,
	2020	2019

Project backlog:
Awarded(1)	$1,211,300	$1,434,900
Fully-contracted	1,033,700	787,200
Total project backlog	$2,245,000	$2,222,100

Energy assets in development(2)	$784,600	$572,000

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

New contracts and awards:
New contracts	$227,600	$144,000	$439,800	$425,000
New awards(1)	$237,000	$343,000	$490,700	$619,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed
(2) Estimated total construction value of all energy assets in construction and development

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2020
	Low	High
Operating income(1)	$62 million	$67 million
Depreciation and amortization	$42 million	$43 million
Stock-based compensation	$1 million	$2 million
Restructuring and other charges	$2 million	$3 million
Adjusted EBITDA	$107 million	$115 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other non-GAAP Disclosure and non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring and asset impairment charges, and gain or loss upon deconsolidation of a variable interest entity ("VIE"). We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring and asset impairment charges, and gain or loss upon deconsolidation of a VIE. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring and asset impairment charges, gain or loss upon deconsolidation of a VIE and impact from redeemable non-controlling interest. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.